AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GLOBAL TECHNOLOGY INDUSTRIES, INC.

Global Technology Industries, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (“GCL”), does hereby certify:

The original Certificate of Incorporation of Global Technology Industries, Inc. was filed with the Secretary of State of Delaware on January 9, 2006 as amended and restated on March 10, 2006 and May 31, 2006. This Amended and Restated Certificate of Incorporation amends and restates the previously Amended and Restated Certificate of Incorporation. In accordance with Section 245 of the GCL pursuant to a resolution proposed by its Board of Directors and adopted by its stockholders in the manner and by the vote prescribed by Section 242 of the GCL, Global Technology Industries, Inc. hereby adopts the following Amended and Restated Certificate of Incorporation:

FIRST: The name of the corporation is Global Technology Industries, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company.

THIRD: Subject to the immediately succeeding sentence, the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Distribution Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Distribution Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Distribution Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended after the closing of the IPO and prior to the consummation of the Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Corporation.

FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be common stock of the par value of $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock (“Preferred Stock”) of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:

Name Kelli Porterfield	Address McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10017

SIXTH:

A. For purposes of this Article Sixth and Article Seventh, the following terms shall have the following meanings:

(i) “Business Combination” shall mean the first merger, capital stock exchange, asset or stock acquisition or other similar type of business combination between the Corporation and an operating business or businesses.

(ii) “Distribution Date” shall mean the date which is 18 months after the consummation of the IPO or if a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination shall have been executed but shall not have been consummated within such 18-month period, then the date which is 24 months after the consummation of the IPO.

(iii) “IPO” shall mean the initial public offering by the Corporation of Common Stock (with or without other securities) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

(iv) “IPO Shares” shall mean the shares of Common Stock issued by the Corporation in the IPO, excluding any shares of Common Stock issued upon exercise of warrants issued in the IPO.

(v) “Registration Statement” shall mean the registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act for the IPO.

(vi) “Securities Act” shall mean the Securities Act of 1933, as amended.

(vii) “Trust Account” shall mean the trust account established by the Corporation into which the Corporation deposits a portion of the net proceeds of the IPO, which proceeds will be distributed either (A) to the Corporation and any holders of IPO shares exercising their rights under paragraph C of this Article Sixth if it consummates the Business Combination on or prior to the Distribution Date or (B) the holders of the IPO Shares if the Corporation does not consummate the Business Combination on or prior to the Distribution Date.

B. The Corporation may not consummate the Business Combination: (i) without (a) submitting the proposed Business Combination to its stockholders for approval, regardless of whether stockholder approval is required under the GCL and (b) in addition to any approval requirements under the GCL, the approval of the holders of a majority of the IPO Shares that are voted on the proposed Business Combination by the holders of the IPO Shares; or (ii) if the holders of 20% or more of the IPO Shares vote against the Business Combination and give notice of exercise of their conversion rights described in paragraph C of this Article Sixth.

C. If the conditions to the Business Combination under paragraph B of this Article Sixth above are met and the Corporation consummates the Business Combination, any holder of IPO Shares who voted against the Business Combination and contemporaneously with such vote properly demanded that the Corporation convert such holder’s IPO Shares into cash from the Trust Account, shall be entitled to receive, promptly after consummation of the Business Combination, in exchange for such holder’s IPO Shares and against delivery of such IPO Shares, cash at a per share exchange price equal to the quotient determined by dividing (i) the amount in the Trust Account immediately prior to the Business Combination, inclusive of any interest thereon (net of taxes on such interest) but exclusive of the amount held in the Trust Account representing a portion of the underwriters’ discount that was deferred at the time of the IPO, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares.

D. A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the terms of the Investment Trust Agreement governing the Trust Account or in the event he demands conversion of his shares in accordance with paragraph C, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

E. This Article Sixth may not be amended after the closing of the IPO and prior to the consummation of the Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Corporation.

F. This Article Sixth shall be effective commencing on the closing of the IPO and shall terminate upon the earlier to occur of the consummation of a Business Combination and the date on which the Trust Account is liquidated.

SEVENTH: If the Corporation does not consummate a Business Combination on or prior to the Distribution Date, the officers of the Corporation shall take all such actions necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, prior to such Distribution Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible. In the event that the stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares. This Article Seventh may not be amended after the closing of the IPO and prior to the consummation of the Business Combination without the vote or written consent of holders of not less than 100% of the outstanding shares of Common Stock of the Corporation.

EIGHTH: The number of directors constituting the entire Board of Directors shall not be less than three, with the exact number to be fixed from time to time by a resolution adopted by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. Directors in office prior to the first annual meeting of stockholders shall be assigned to each class in accordance with a resolution adopted by the Board of Directors. The directors in Class A shall serve for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall serve for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall serve for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, each director elected to succeed a director whose term expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or until the director’s earlier death, resignature or removal. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified or until the director’s earlier death, resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law or by the instrument governing the rights of the holders of any series of Preferred Stock, whenever the holders of any series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next annual meeting of stockholders.

NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

TENTH:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

* * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation as of July 5, 2006.

GLOBAL TECHNOLOGY INDUSTRIES, INC.

By:	/s/ Robert B. Kay
Name: Robert B. Kay
Title: Chief Executive Officer